UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

As previously reported, on October 19, 2017, Bruker Corporation (the “Company”) received a notice of investigation and subpoena to produce documents from the Division of Enforcement (the “Staff”) of the Securities and Exchange Commission (“SEC”) related to an employee terminated as part of a restructuring and certain matters involving the Company’s policies and accounting practices related to revenue recognition and restructuring activities, as well as certain other financial reporting, disclosure and compliance matters. On April 25, 2019, the Staff notified the Company that it had concluded its investigation and, based on the information received to date, does not intend to recommend an enforcement action by the SEC against the Company.

Additionally, the Audit Committee of the Company’s Board of Directors has concluded its previously reported internal investigation into practices of certain business partners in China and into the conduct of former employees of the Bruker Optics division in China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: April 30, 2019	By:	/s/GERALD N. HERMAN
Gerald N. Herman
Chief Financial Officer